Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-149970, 333-149970-01 to 333-149970-08

CAPMARK FINANCIAL GROUP INC.

SUPPLEMENT NO. 1 TO

MARKET MAKING PROSPECTUS DATED

JULY 14, 2008

THE DATE OF THIS SUPPLEMENT IS AUGUST 12, 2008

On August 12, 2008, Capmark Financial Group Inc. filed the attached

Current Report on Form 8-K.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 Borel Avenue, Suite 320 San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 572-6600

Not applicable.
(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 11, 2008, Capmark Financial Group Inc. (the “Company”) issued a press release reporting its operating results for the second quarter of 2008, and the availability of the Company’s second quarter financial supplement on the Company’s Web site. Copies of the press release and the financial supplement are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are hereby incorporated by reference in this Item 2.02.

On August 12, 2008, the Company will conduct a properly noticed conference call to discuss its results of operations for the second quarter of 2008 and to answer any questions raised by the call’s audience.

The information contained in this Current Report on Form 8-K, including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed below are being furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press Release Announcing Operating Results for the Second Quarter of 2008
99.2	Financial Supplement for the Second Quarter of 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ GREGORY J. MCMANUS

Date: August 12, 2008	Name:	Gregory J. McManus
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release Announcing Operating Results for the Second Quarter of 2008
99.2	Financial Supplement for the Second Quarter of 2008